April 14, 1999


     Vinings Investment Properties Trust
     3111 Paces Mill Road
     Suite A-200
     Atlanta, GA 30339

              Re: Legality of Securities to be Registered Under Registration Statement on Form S-8

     Ladies and Gentlemen:

              This opinion is furnished in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 134,305 shares (the "Shares") of beneficial interest, no par value per share (the "Stock"), of Vinings Investment Properties Trust, a Massachusetts business trust (the "Trust").

              In connection with rendering this opinion, we have examined the Trust's Second Amended and Restated Declaration of Trust dated as of February 15, 1985, as amended by Amendment No. 1 thereto dated as of March 13, 1996 and as further amended by Amendment No. 2 thereto dated as of June 25, 1996, in each case filed with the Secretary of the Commonwealth of The Commonwealth of Massachusetts; the Amended and Restated By-Laws of the Trust dated as of January 15, 1985; such records of the trustee proceedings of the Trust as we deem appropriate for the purposes of this opinion; the Registration Statement; and the Vinings Investment Properties Trust 1997 Stock Option and Incentive Plan (the "Plan"). In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Trust or representatives or officers thereof.

              We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the laws of The Commonwealth of Massachusetts.

              Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan and all applicable Trustee approvals, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

              The foregoing  assumes that all  requisite  steps will be taken to
     comply  with  the   requirements  of  the  Securities  Act  and  applicable
     requirements of state laws regulating the offer and sale of securities.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

     Very truly yours,

     /s/ Goodwin, Procter & Hoar LLP

     GOODWIN, PROCTER & HOAR LLP